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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS




     We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 2-92671, 33-5142, 33-47589, 33-47588 and 333-02435) pertaining to the Stock Option and Purchase Plans of Galileo Corporation of our report dated October 22, 1996, with respect to the consolidated financial statements and schedule of Galileo Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 1996.





Providence, Rhode Island                                     ERNST & YOUNG LLP
December 16, 1996








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